EXHIBIT 99.1

Piedmont Office Realty Trust Reports Third Quarter 2016 Results
ATLANTA, November 1, 2016 --Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of primarily Class A office properties located in select sub-markets of major U.S. cities, today announced its results for the quarter ended September 30, 2016.

Highlights for the Three Months Ended September 30, 2016:

•	Due to transactional activity, reported Net Loss Applicable to Common Stockholders of $0.09 per diluted share, as compared with $0.01 per diluted share for the three months ended September 30, 2015;

•	Achieved Core Funds From Operations ("Core FFO") of $0.42 per diluted share, as compared with $0.41 per diluted share for the three months ended September 30, 2015;

•	Completed over 700,000 square feet of leasing, of which almost half related to new tenant leases;

•	Achieved a quarter-end leased percentage of 93.4%;

•	Disposed of four non-core assets, generating approximately $107 million in sales proceeds; and

•	Completed two acquisition transactions in the Company's targeted sub-markets.

Donald A. Miller, CFA, President and Chief Executive Officer, commented, "The third quarter was a busy one for us from both a leasing and transactional perspective. We completed over 700,000 square feet of leasing, with almost half of that leasing related to new tenants, resulting in net absorption for the quarter. We also continued to enhance the quality of the portfolio by selling off four non-strategic assets and thoughtfully reinvesting the proceeds in properties that are synergistic with our existing portfolio. Overall, we are pleased with our third quarter results and our momentum headed into the last quarter of the year.”

Results for the Quarter ended September 30, 2016

Piedmont recognized net loss applicable to common stockholders for the three months ended September 30, 2016 of $12.7 million, or $0.09 per diluted share, as compared with a net loss of $1.9 million, or $0.01 per diluted share, for the three months ended September 30, 2015. The three months ended September 30, 2016 included a non-cash impairment charge of $22.6 million, or $0.16 per diluted share, associated with the decision to sell 9200 and 9211 Corporate Boulevard, located in Rockville, MD, during the quarter. The same quarter of the prior year also included a non-cash impairment charge as well as gains on sale associated with various dispositions during the period.

Funds From Operations ("FFO"), which removes the impact of the impairment losses and gains on sales noted above, as well as depreciation and amortization, was $0.41 per diluted share for both the three months ended September 30, 2016 and 2015. Core FFO, which further removes the impact of acquisition costs and recovery from a casualty event was $0.42 per diluted share for the three months ended September 30, 2016, comparable to $0.41 per diluted share for the three months ended September 30,

2015. Adjusted Funds From Operations ("AFFO") was $50.5 million for the three months ended September 30, 2016, comparable to $52.4 million for the three months ended September 30, 2015.

Revenues for the three months ended September 30, 2016 were $138.5 million, as compared to $148.8 million for the same period a year ago, primarily due to the sale of thirteen assets since July 1, 2015, including our largest asset, Aon Center, during the fourth quarter of 2015. The decrease was partially offset by the acquisition of seven assets subsequent to July 1, 2015, new leases commencing, and overall occupancy gains over the last twelve months.

Property operating costs decreased approximately $6.8 million, from $61.7 million for the three months ended September 30, 2015 to $54.9 million for the three months ended September 30, 2016, primarily due to the asset sales mentioned above, partially offset by new properties acquired. Amortization expense increased by approximately $4.6 million for the three months ended September 30, 2016 as compared with the same quarter of the previous year due to intangible assets associated with new properties acquired since July 1, 2015.

General and administrative expense was $7.4 million for the three months ended September 30, 2016, compared to $8.3 million for the same period in 2015, primarily as a result of decreased accruals for potential stock based compensation expense during the current period. Due to the use of net proceeds from dispositions to pay down debt, interest expense decreased $3.3 million for the three months ended September 30, 2016 as compared to the three months ended September 30, 2015.

Leasing Update

The Company's leasing volume for the three months ended September 30, 2016 totaled over 700,000 square feet, of which almost one-half related to new tenant leasing. Leasing highlights for the quarter included an approximately 119,000 square foot, 12-year renewal and expansion with Synchronoss Technologies, Inc. at 200 Bridgewater Crossing in Bridgewater, NJ; an approximately 88,000 square foot new, 11-year lease with a technology division of a large, multi-national company at 4250 North Fairfax in Arlington, VA; an approximately 55,000 square foot 4+ year renewal and expansion at 80 Central Street in Boxborough, MA, with Lightower Fiber Networks, LLC; an approximately 54,000 square foot, 11+ year, new lease at 500 West Monroe Street in Chicago, IL; and an approximately 7+ year renewal of Convergys Customer Management Group, Inc's 50,000 square feet at 5601 Hiatus Road in Tamarac, FL.

The Company's overall portfolio was approximately 93.4% leased as of September 30, 2016, up 280 basis points from 90.6% a year ago, primarily as a result of transactional activity and the lease-up of vacant space during the quarter. Weighted average lease term remaining was approximately 7.0 years, up from 6.9 years at June 30, 2016. Same Store Cash NOI was $70.2 million for the three months ended September 30, 2016, up 4.5% compared to the same period in the prior year. Details outlining Piedmont's significant upcoming lease expirations, the status of current leasing activity, and a schedule of significant near-term abatement periods can be found in the Company's quarterly supplemental information package available at www.piedmontreit.com.

Transactional Activity

During the three months ended September 30, 2016, Piedmont acquired:

•	A 99% interest in the entity that owns CNL Towers I and II, two trophy office buildings located in the heart of Orlando, FL's central business district, for a net purchase price of $166.7 million; and

•
One Wayside Road, an approximately 200,000 square foot office building situated on 8.9 acres adjacent to Piedmont's 5&15 Wayside Road assets in Burlington, MA, for a net purchase price of $62.9 million.

Also during the quarter, Piedmont sold:

•	150 West Jefferson, an approximately 490,000 square foot, 88% leased, 25-story, office tower located in downtown Detroit, MI for $81.5 million; and

•
9200, 9211, and 9221 Corporate Boulevard, three four-story office buildings located in the same office park, totaling approximately 340,000 square feet. The buildings were sold in two separate transactions totaling $25.9 million and completed Piedmont's exit from the Rockville, MD submarket.

Subsequent to quarter end, Piedmont acquired Galleria 200, an 89% leased, multi-tenant, 20-story, approximately 430,000 square-foot, office building situated on 4.9 acres within Atlanta's master-planned "Galleria" development located directly across I-285 from the new Atlanta Braves stadium, SunTrust Park, for $69.6 million. The acquisition of Galleria 200 complements Piedmont's fourth quarter 2015 adjacent acquisition of Galleria 300 in that same office park.

Fourth Quarter Dividend Declaration

On November 1, 2016, the board of directors of Piedmont declared dividends for the fourth quarter of 2016 in the amount of $0.21 per share on its common stock to stockholders of record as of the close of business on November 25, 2016, payable on January 3, 2017.

Guidance for 2016

Based on completed capital markets transactions and leasing activity year to date, as well as management's expectations for the rest of 2016, the Company narrows its previous guidance for full-year 2016 as follows:

(in millions, except per share data)	Low		High
Net Income	$84	-	$86
Add:
Depreciation	127		130
Amortization	72		74
Impairment Loss on Real Estate Assets	31		31
Less: Gain on Sale of Real Estate Assets	(77)	-	(82)
NAREIT FFO applicable to Common Stock	237		239
Add Acquisition Costs	$2		$3
Core FFO	$239	-	$242
Core FFO per diluted share	$1.64	-	$1.66

These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ materially from these estimates based on a variety of factors, including those discussed under "Forward Looking Statements" below. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to lease commencements and expirations, abatement periods, the timing of repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended September 30, 2016 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store Cash NOI, Property NOI (cash basis) and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Wednesday, November 2, 2016 at 10:00 A.M. Eastern daylight time. The live audio web cast of the call may be accessed on the Company's website at www.piedmontreit.com in the Investor Relations section. Dial-in numbers are (877) 407-0778 for participants in the United States and Canada and (201) 689-8565 for international participants. A replay of the conference call will be available through November 16, 2016, and may be accessed by dialing (877) 660-6853 for participants in the United States and Canada and (201) 612-7415 for international participants, followed by conference identification code 13648258. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review third quarter 2016 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended September 30, 2016 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, over $5 billion portfolio is comprised of approximately 18 million square feet. The Company is a fully-integrated, self-managed real estate investment trust (REIT) with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s (BBB) and Moody’s (Baa2). For more information, see www.piedmontreit.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income, Depreciation, Amortization and Other, Gain on Sale of Real Estate Assets, Core FFO and Core FFO per diluted share for the year ending December 31, 2016.

The following are some of the factors that could cause the Company`s actual results and its expectations to differ materially from those described in the Company`s forward-looking statements: economic, regulatory and socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patters of use of commercial office space, may cause our operating results to suffer and decrease the value of our real estate properties; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and of the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; development and construction delays and resultant increased costs and risks may negatively impact our operating results; our real estate development strategies may not be successful; future terrorist attacks in the major metropolitan areas in which we own properties could significantly impact the demand for, and value of, our properties; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may negatively affect us and could cause us to recognize impairment charges on both our long-lived assets or goodwill or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; future offerings of debt or equity securities may adversely affect the market price of our common stock; changes in market interest rates may have an effect on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company`s most recent Annual Report on Form 10-K for the period ended December 31, 2015, and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
Eddie Guilbert
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
(in thousands)
	September 30, 2016	December 31, 2015
	(unaudited)
Assets:
Real estate assets, at cost:
Land	$663,697	$676,091
Buildings and improvements	3,829,338	3,727,320
Buildings and improvements, accumulated depreciation	(931,699)	(889,857)
Intangible lease assets	194,493	177,675
Intangible lease assets, accumulated amortization	(102,137)	(93,012)
Construction in progress	35,086	20,975
Real estate assets held for sale, gross	—	108,776
Real estate assets held for sale, accumulated depreciation and amortization	—	(32,162)
Total real estate assets	3,688,778	3,695,806
Investments in and amounts due from unconsolidated joint ventures	7,351	7,577
Cash and cash equivalents	6,032	5,441
Tenant receivables, net of allowance for doubtful accounts	24,785	26,339
Straight line rent receivables	158,811	147,393
Notes receivable	—	45,400
Restricted cash and escrows	5,182	5,174
Prepaid expenses and other assets	28,744	24,777
Goodwill	180,097	180,097
Deferred lease costs, less accumulated amortization	288,517	288,041
Other assets held for sale, net	—	8,490
Total assets	$4,388,297	$4,434,535
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs	$1,661,066	$1,528,221
Secured debt, net of premiums and unamortized debt issuance costs	333,012	501,289
Accounts payable, accrued expenses, and accrued capital expenditures	133,112	128,465
Deferred income	29,006	27,270
Intangible lease liabilities, less accumulated amortization	45,283	42,853
Interest rate swaps	17,835	9,993
Total liabilities	2,219,314	2,238,091
Stockholders' equity :
Common stock	1,452	1,455
Additional paid in capital	3,672,218	3,669,977
Cumulative distributions in excess of earnings	(1,499,374)	(1,477,674)
Other comprehensive income/(loss)	(7,211)	1,661
Piedmont stockholders' equity	2,167,085	2,195,419
Non-controlling interest	1,898	1,025
Total stockholders' equity	2,168,983	2,196,444
Total liabilities and stockholders' equity	$4,388,297	$4,434,535

Number of shares of common stock outstanding as of end of period	145,234	145,512

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Revenues:
Rental income	$113,821	$117,994	$340,326	$353,255
Tenant reimbursements	24,163	30,273	70,000	90,476
Property management fee revenue	501	548	1,478	1,577
Total revenues	138,485	148,815	411,804	445,308
Expenses:
Property operating costs	54,867	61,653	161,438	187,368
Depreciation	31,610	31,199	94,948	103,470
Amortization	18,640	14,021	53,848	43,646
Impairment loss on real estate assets	22,590	34,815	30,898	40,169
General and administrative	7,429	8,260	23,518	22,750
Total operating expenses	135,136	149,948	364,650	397,403
Real estate operating income/(loss)	3,349	(1,133)	47,154	47,905
Other income (expense):
Interest expense	(15,496)	(18,832)	(48,294)	(56,020)
Other income/(expense)	(720)	803	(467)	1,218
Recovery from casualty event	34	—	34	—
Equity in income of unconsolidated joint ventures	128	135	354	418
Total other expense	(16,054)	(17,894)	(48,373)	(54,384)
Loss from continuing operations	(12,705)	(19,027)	(1,219)	(6,479)
Discontinued operations:
Operating income	1	16	—	13
Loss on sale of real estate assets	—	(2)	—	(2)
Income from discontinued operations	1	14	—	11
Gain/(loss) on sale of real estate assets	(57)	17,142	78,910	53,826
Net income/(loss)	(12,761)	(1,871)	77,691	47,358
Less: Net loss/(income) applicable to noncontrolling interest	15	(4)	7	(12)
Net income/(loss) applicable to Piedmont	$(12,746)	$(1,875)	$77,698	$47,346
Weighted average common shares outstanding - diluted*	145,669	149,176	145,601	152,499
Per Share Information -- diluted:
Income/(loss) from continuing operations and gain on sale of real estate assets	$(0.09)	$(0.01)	$0.53	$0.31
Net income/(loss) applicable to common stockholders	$(0.09)	$(0.01)	$0.53	$0.31

*Number of shares of common stock outstanding as of end of period	145,234	145,634	145,234	145,634

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2016	9/30/2015	9/30/2016	9/30/2015
GAAP net income (loss) applicable to common stock	$(12,746)	$(1,875)	$77,698	$47,346
Depreciation of real estate assets(1) (2)	31,451	31,093	94,532	103,125
Amortization of lease-related costs(1)	18,640	14,037	53,880	43,694
Impairment loss on real estate assets	22,590	34,815	30,898	40,169
(Gain)/loss on sale of real estate assets (1)	57	(17,140)	(78,910)	(53,824)
NAREIT Funds From Operations applicable to common stock*	59,992	60,930	178,098	180,510
Acquisition costs	955	128	972	275
Loss on settlement of swaps	—	—	—	132
Recovery from casualty event	(34)	—	(34)	—
Core Funds From Operations applicable to common stock*	60,913	61,058	179,036	180,917
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on debt	653	646	1,943	1,905
Depreciation of non real estate assets	216	168	595	529
Straight-line effects of lease revenue (1)	(4,140)	(2,519)	(15,115)	(10,774)
Stock-based and other non-cash compensation expense	1,931	2,622	5,336	5,039
Net effect of amortization of above or below-market in-place lease intangibles (1)	(1,152)	(1,145)	(3,680)	(3,369)
Acquisition costs	(955)	(128)	(972)	(275)
Non-incremental capital expenditures (3)	(6,982)	(8,269)	(23,433)	(30,197)
Adjusted funds from operations applicable to common stock*	$50,484	$52,433	$143,710	$143,775
Weighted average common shares outstanding - diluted**	145,669	149,176	145,601	152,499
Funds from operations per share (diluted)	$0.41	$0.41	$1.22	$1.19
Core funds from operations per share (diluted)	$0.42	$0.41	$1.23	$1.19

**Number of shares of common stock outstanding as of end of period	145,234	145,634	145,234	145,634

(1) Includes adjustments for consolidated properties and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2) Excludes depreciation of non real estate assets.
(3) Capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are excluded from this measure.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related costs, and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Piedmont Office Realty Trust, Inc.
Core EBITDA, Property Net Operating Income, Same Store Net Operating Income
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2016	9/30/2015	9/30/2016	9/30/2015

GAAP net income (loss) applicable to common stock	$(12,746)	$(1,875)	$77,698	$47,346
Net income (loss) applicable to noncontrolling interest	(15)	4	(7)	12
Interest expense	15,496	18,832	48,294	56,020
Depreciation (1)	31,667	31,261	95,127	103,654
Amortization (1)	18,640	14,037	53,880	43,694
Acquisition costs	955	128	972	275
Impairment loss on real estate assets	22,590	34,815	30,898	40,169
Recovery from casualty event	(34)	—	(34)	—
(Gain)/loss on sale of real estate assets (1)	57	(17,140)	(78,910)	(53,824)
Core EBITDA*	76,610	80,062	227,918	237,346
General & administrative expenses (1)	7,437	8,270	23,565	22,789
Management fee revenue	(294)	(329)	(810)	(891)
Other (income)/expense (1)	(235)	(931)	1	(1,493)
Straight line effects of lease revenue (1)	(4,140)	(2,519)	(15,115)	(10,774)
Amortization of lease-related intangibles (1)	(1,152)	(1,145)	(3,680)	(3,369)
Property NOI (cash basis)*	78,226	83,408	231,879	243,608
Net operating loss/(income) from:
Acquisitions	(8,057)	(893)	(18,709)	(2,073)
Dispositions	373	(15,029)	(6,198)	(41,992)
Other investments(2)	(323)	(284)	(458)	(802)
Same Store NOI (cash basis)*	$70,219	$67,202	$206,514	$198,741
Change period over period in Property NOI	(6.2)%	N/A	(4.8)%	N/A
Change period over period in Same Store NOI	4.5%	N/A	3.9%	N/A

(1) Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)Other investments consist of our investments in unconsolidated joint ventures and redevelopment and development projects.

*Definitions:

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI also excludes amounts attributable to unconsolidated joint venture assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.